UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): April 19, 2010

eCrypt Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-1449574	32-0201472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Table Mesa Drive Boulder, Colorado 80305
(Address of principal executive offices)

Registrant’s telephone number, including area code:  1.866.241.6868

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On April 19, 2010, eCrypt Technologies, Inc., a Colorado corporation (the “Company”) conducted a private placement offering, pursuant to which the Company raised $400,000 through the sale of 952,381 Units at a purchase price of $.42 per Unit. Each Unit consisted of one share of common stock and three Warrants: i) one Warrant (“Warrant 1”) entitles the holder thereof to purchase up to a total of 952,381 shares of the Corporation’s common stock at a price of $0.42 per share at any time during the period of twenty-four (24) months from the date of closing of the offering; and ii) one Warrant ( “Warrant 2”) entitles the holder thereof to purchase up to a total of 714,286 shares of the Corporation’s common stock at a price of $0.56 per share at any time during the period of twenty-four (24) months from the date of closing of the offering; and iii) one Warrant (“Warrant 3”) entitles the holder thereof to purchase up to a total of 3,809,524 units at purchase price of  $0.42 per unit at any time during the period of six (6) months from the date of closing of this offering. Each unit under Warrant 3 consists of one share of common stock and two warrants: one warrant entitles the holder thereof to purchase up to a total of 3,809,524 shares of common stock at a price of $0.42 per share at any time during the period of twenty-four (24) months from the date of purchase of the units under Warrant 3, and one warrant entitles the holder thereof to purchase up to a total of 2,857,142 shares of common stock at a price of $0.56 per share at any time during the period of twenty-four (24) months from the date of closing of the purchase of the units under Warrant 3.

For the above share issuances, the shares were not registered under the Securities Act in reliance upon the exemptions from registration contained in Regulation S of the Securities Act of 1933 (the “1933 Act”).  No underwriters were used, nor were any brokerage commissions paid in connection with the above share issuances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eCRYPT TECHNOLOGIES, INC.

Date: April 19, 2010

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By:  /S/ Brad Lever

Brad Lever, Chief Executive Officer, Chief Financial Officer, Director

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